Exhibit 3.6

BYLAWS
OF
COVALENT GROUP, INC.
(a Delaware corporation)
Adopted as of May 18, 2020

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ARTICLE I.
IDENTIFICATION; OFFICES
SECTION 1. NAME. The name of the corporation is Covalent Group, Inc. (the “Corporation”).
SECTION 2. PRINCIPAL AND BUSINESS OFFICES. The Corporation may have such principal and other business offices, either within or outside of the state of Delaware, as the Board of Directors may designate or as the Corporation’s business may require from time to time.
SECTION 3. REGISTERED AGENT AND OFFICE. The Corporation’s registered agent may be changed from time to time by or under the authority of the Board of Directors. The address of the Corporation’s registered agent may change from time to time by or under the authority of the Board of Directors, or the registered agent. The business office of the Corporation’s registered agent shall be identical to the registered office. The Corporation’s registered office may be but need not be identical with the Corporation’s principal office in the state of Delaware. The Corporation’s initial registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.
SECTION 4. CORPORATE RECORDS. Any records and documents required by law to be kept by the Corporation permanently or administered by the Corporation in the regular course of business may be kept on, or by means of, or be in the form of, any information storage device, method, or one more electronic networks or databases, provided that the records so kept can be converted into clearly legible paper form within a reasonable time and, with respect to the stock ledger, the records so kept comply with Section 224 of the Delaware General Corporation Law. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.
ARTICLE II.
STOCKHOLDERS
SECTION 1. ANNUAL MEETING. An annual meeting of the stockholders shall be held on such date as may be designated by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President. At each annual meeting, the stockholders shall elect directors to hold office for the term provided in Section 2 of Article III of these Bylaws and transact such other business as may properly be brought before the meeting.
SECTION 2. SPECIAL MEETING. A special meeting of the stockholders for any purpose or purposes may be called at any time only by the President, the Board of Directors, the Chairman of the Board, the Chief Executive Officer or any other person designated by the Board of Directors. The Board of Directors may postpone or reschedule any previously scheduled special meeting of stockholders. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

SECTION 3. PLACE OF STOCKHOLDER MEETINGS. The Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting. If no such place is designated by the Board of Directors, the place of meeting will be the principal business office of the Corporation or the Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but will instead be held solely by means of remote communication as provided under Section 211 of the Delaware General Corporation Law.
SECTION 4. NOTICE OF MEETINGS. Except as otherwise provided by law or waived as herein provided, whenever stockholders are required or permitted to take any action at a meeting, whether annual or special, written notice of the meeting shall be given stating the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders may be deemed to be present in person and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Such written notice shall be given not less than 10 days nor more than 60 days before the date of the meeting to each stockholder entitled to vote at the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at the stockholder’s address as it appears on the records of the Corporation. If electronically transmitted (in a manner consistent with Section 232 of the Delaware General Corporation Law), then notice is deemed given when transmitted and directed to a facsimile number or electronic mail address at which the stockholder has consented to receive notice. An affidavit of the secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.
When a meeting is adjourned to reconvene at the same or another place, if any, or by means of remote communications, if any, in accordance with Section 6 of Article II of these Bylaws, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.
SECTION 5. QUORUM. Unless otherwise provided by law, the Corporation’s Certificate of Incorporation or these Bylaws, the holders of a majority in voting power of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote at the meeting, present in person, present by means of remote communication in a manner, if any, authorized by the Board of Directors in its sole discretion, or represented by proxy, shall constitute a quorum for the transaction of business; provided, however, that where a separate vote by a class or classes or series of capital stock is required by law or the Certificate of Incorporation, the holders of a majority in voting power of the shares of such class or classes or series of the capital stock of the Corporation issued and outstanding and entitled to vote on such matter, present in person, present by means of remote communication in a manner, if any, authorized by the Board of Directors in its sole discretion, or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on such matter. If a quorum is present in person or represented by proxy at such meeting, such stockholders may continue to transact business until adjournment, notwithstanding the withdrawal of such number of stockholders as may leave less than a quorum.

SECTION 6. ADJOURNED MEETINGS. Any meeting of stockholders may be adjourned from time to time to any other time and to any other place (or by means of remote communications, if any) at which a meeting of stockholders may be held under these Bylaws by the chairman of the meeting or by a majority of the stockholders present or represented at the meeting and entitled to vote, although less than a quorum. It shall not be necessary to notify any stockholder of any adjournment of less than 30 days if the time and place, if any, of the adjourned meeting, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which adjournment is taken, unless after the adjournment a new record date is fixed for the adjourned meeting. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.
SECTION 7. FIXING OF RECORD DATE.
(a)    The Board of Directors may fix in advance a date as a record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof. Such record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 days nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
(b)    For the purpose of determining stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is established by the Board of Directors, and which date shall not be more than 10 days after the date on which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal office, or an officer or agent of the Corporation having custody of the book in which the proceedings of meetings of stockholders are recorded. Delivery to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders’ consent to corporate action in writing without a meeting shall be the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c)    For the purpose of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect to any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix the record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining the stockholders for any such purpose shall be the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
SECTION 8. VOTING LIST. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least 10 days prior to the meeting, (i) by a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to the stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, such list shall be the only evidence as to the identity of stockholders entitled to examine the list of stockholders required by this Section 8 or to vote in person or by proxy at any meeting of the stockholders. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list.
SECTION 9. VOTING. Unless otherwise provided by the Certificate of Incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by each stockholder. When a quorum is present at any meeting, in all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, except when a different vote is required by law, the Certificate of Incorporation or these Bylaws. Subject to provisions in the Certificate of Incorporation, when a quorum is present at any meeting, directors shall be elected by plurality of the votes of the shares present in person or represented by a proxy at the meeting entitled to vote on the election of directors.
SECTION 10. PROXIES. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting (including by means of remote communications, if any, by which stockholders may be deemed to be present in person and vote at such meeting) may authorize another person or persons to act for him by proxy (executed or transmitted in a manner permitted by the Delaware General Corporation Law), but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may remain irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.
SECTION 11. RATIFICATION OF ACTS OF DIRECTORS AND OFFICERS. Except as otherwise provided by law or by the Certificate of Incorporation of the Corporation, any transaction or contract or act of the Corporation or of the directors or the officers of the Corporation may be ratified by the affirmative vote of the holders of the number of shares which would have been necessary to approve such transaction, contract or act at a meeting of stockholders, or by the written consent of stockholders in lieu of a meeting.
SECTION 12. CONDUCT OF MEETINGS.
(a)    Chairman of Meeting. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in the Chairman’s absence by the Vice Chairman of the Board, if any, or in the Vice Chairman’s absence by the Chief Executive Officer, or in the Chief Executive Officer’s absence, by the President, or in the President’s absence by a Vice President, or in the absence of all of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen by vote of the stockholders at the meeting. The Secretary shall act as secretary of the meeting, but in the Secretary’s absence the chairman of the meeting may appoint any person to act as secretary of the meeting.
(b)    Rules, Regulations and Procedures. The Board of Directors may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders of the Corporation as it shall deem appropriate including, without limitation, such guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as shall be determined; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

SECTION 13. ACTION WITHOUT MEETING.
(a)    Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be delivered to the Corporation signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.
(b)    Prompt notice of the taking of the corporate action without a meeting by less than unanimous consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.
(c)    A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxy holder, or by a person or persons authorized to act for a stockholder or proxy holder, shall be deemed to be written, signed and dated for the purposes of this section, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the Corporation can determine (i) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxy holder or by a person or persons authorized to act for the stockholder or proxy holder and (ii) the date on which such stockholder or proxy holder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or to an officer or agent of the Corporation having custody of the book in which the proceedings of meetings of stockholders are recorded. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.
ARTICLE III.
DIRECTORS
SECTION 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the Corporation except as otherwise provided by law or the Certificate of Incorporation.
SECTION 2. NUMBER AND TENURE OF DIRECTORS. Subject to the rights of holders of any class or series of capital stock of the Corporation to elect directors, the number of directors of the Corporation shall be determined from time to time by the stockholders or the

Board of Directors in a resolution adopted by the Board of Directors. Each director shall hold office until the next annual meeting of stockholders and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.
SECTION 3. ELECTION OF DIRECTORS. Except as otherwise provided in these Bylaws, directors shall be elected at the annual meeting of stockholders by such stockholders as have the right to vote on such election. Directors need not be residents of the State of Delaware. Directors need not be stockholders of the Corporation. Elections of directors need not be by written ballot.
SECTION 4. CHAIRMAN OF THE BOARD; VICE CHAIRMAN OF THE BOARD. The Board of Directors may appoint from its members a Chairman of the Board and a Vice Chairman of the Board, neither of whom need be an employee or officer of the Corporation. If the Board of Directors appoints a Chairman of the Board, such Chairman shall perform such duties and possess such powers as are assigned by the Board of Directors. If the Board of Directors appoints a Vice Chairman of the Board, such Vice Chairman shall perform such duties and possess such powers as are assigned by the Board of Directors. Unless otherwise provided by the Board of Directors, the Chairman of the Board or, in the Chairman’s absence, the Vice Chairman of the Board, if any, shall preside at all meetings of the Board of Directors.
SECTION 5. QUORUM. The greater of (a) a majority of the directors at any time in office and (b) one-third of the number of directors fixed pursuant to Section 2 of Article III of these Bylaws shall constitute a quorum of the Board of Directors. If less than a quorum are present at a meeting of the Board of Directors, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until such quorum shall be present.
SECTION 6. VOTING. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the Delaware General Corporation Law or the Certificate of Incorporation requires a vote of a greater number.
SECTION 7. VACANCIES. Subject to the rights of holders of any series of Preferred Stock to elect directors, unless and until filled by the stockholders, any vacancy or newly-created directorship on the Board of Directors, however occurring, may be filled by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of such director’s predecessor in office, and a director chosen to fill a position resulting from a newly-created directorship shall hold office until the next annual meeting of stockholders and until a successor is elected and qualified, or until such director’s earlier death, resignation or removal.
SECTION 8. REMOVAL OF DIRECTORS. Except as otherwise provided by the General Corporation Law of the State of Delaware, a director, or the entire Board of Directors, may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except that the directors elected by the holders of a particular class or series of stock may be removed without cause only by vote of the holders of a majority of the outstanding shares of such class or series.

SECTION 9. RESIGNATION. Any director may resign by delivering a resignation in writing or by electronic transmission to the Corporation at its principal office or to the Chairman of the Board, the Chief Executive Officer, the President or the Secretary. Such resignation shall be effective upon delivery unless it is specified to be effective at some later time or upon the happening of some later event.
SECTION 10. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time, place and manner as shall be determined from time to time by the Board of Directors; provided that any director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.
SECTION 11. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the Chief Executive Officer, the President, or by any single director then in office. Notwithstanding the foregoing, each director (other than the Chairman of the Board) shall be entitled to call a special meeting only once in each fiscal quarter. The person or persons authorized to call special meetings of the Board of Directors may fix any time, date or place, either within or without the State of Delaware, for holding any special meeting of the Board of Directors called by them.
SECTION 12. NOTICE OF SPECIAL MEETINGS OF THE BOARD OF DIRECTORS. Notice of the date, place, if any, and time of any special meeting of the Board of Directors shall be given to each director by the Secretary or by the officer or one of the directors calling the meeting. Notice shall be duly given to each director (a) in person, by telephone, fax or by electronic transmission at least 24 hours in advance of the meeting, (b) by sending written notice by reputable overnight courier or delivering written notice by hand, to such director’s last known business, home or facsimile address at least 48 hours in advance of the meeting, or (c) by sending written notice by first-class mail to such director’s last known business or home address at least 72 hours in advance of the meeting. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.
SECTION 13. WRITTEN ACTION BY DIRECTORS. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee. Without limiting the manner by which consent may be given, members of the Board of Directors may consent by delivery of an electronic transmission when such transmission is directed to a facsimile number or electronic mail address at which the Corporation has consented to receive such electronic transmissions, and copies of the electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

SECTION 14. PARTICIPATION BY CONFERENCE TELEPHONE. Members of the Board of Directors, or any committee designated by such board, may participate in a meeting of the Board of Directors, or committee thereof, by means of conference telephone or similar communications equipment as long as all persons participating in the meeting can speak with and hear each other, and participation by a director pursuant to this section shall constitute presence in person at such meeting.
SECTION 15. COMMITTEES. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation with such lawfully delegable powers and duties as the Board of Directors thereby confers, to serve at the pleasure of the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member at any meeting of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it, but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by law to be submitted to stockholders for approval or (ii) adopting, amending or repealing any bylaw of the Corporation. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these Bylaws for the Board of Directors. Except as otherwise provided in the Certificate of Incorporation, these Bylaws, or the resolution of the Board of Directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.
SECTION 16. COMPENSATION OF DIRECTORS. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefore. Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE IV.
OFFICERS
SECTION 1. GENERAL PROVISIONS. The officers of the Corporation shall consist of a Chief Executive Officer, a President, a Secretary, a Treasurer and such other officers with such other titles as the Board of Directors shall determine, including one or more Vice Presidents, Assistant Treasurers and Assistant Secretaries. The Board of Directors may appoint such other officers as it may deem appropriate. No officer need be a stockholder. Any two or more offices may be held by the same person. The officers elected by the Board of Directors shall have such duties as are hereafter described and such additional duties as the Board of Directors may from time to time prescribe.
SECTION 2. ELECTION AND TERM OF OFFICE. The Chief Executive Officer, President, Treasurer and Secretary shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after each annual meeting of the stockholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as may be convenient. Other officers may be appointed at any time, at a meeting or by the written consent of the Board of Directors. Except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, each officer shall hold office until his successor has been duly elected and qualified, unless a different term is specified in the resolution electing or appointing such officer, or until his earlier death, resignation or removal. Election or appointment of an officer or agent shall not of itself create contract rights.
SECTION 3. RESIGNATION AND REMOVAL OF OFFICERS. Any officer may resign by delivering a written resignation to the Corporation at its principal office or to the Chief Executive Officer, the President or the Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some later time or upon the happening of some later event. Any officer may be removed at any time, with or without cause, by vote of a majority of the directors then in office. Except as the Board of Directors may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following such officer’s resignation or removal, or any right to damages on account of such removal, whether such officer’s compensation be by the month or by the year or otherwise, unless such compensation is expressly provided for in a duly authorized written agreement with the Corporation.
SECTION 4. VACANCIES. The Board of Directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of Chief Executive Officer, President, Treasurer and Secretary. Each such successor shall hold office for the unexpired term of such officer’s predecessor and until a successor is elected and qualified, or until such officer’s earlier death, resignation or removal.
SECTION 5. THE CHIEF EXECUTIVE OFFICER. Unless the Board of Directors has designated another person as the Corporation’s Chief Executive Officer, the President shall be the Chief Executive Officer of the Corporation. The Chief Executive Officer shall have general charge and supervision of the business and affairs of the Corporation subject to the direction of the Board of Directors, and shall perform all duties and have all powers that are commonly incident to the office of chief executive or that are delegated to such officer by the Board of Directors. The Chief Executive Officer shall see that orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer may sign bonds, mortgages, certificates for shares and all other contracts and documents whether or not under the seal of the Corporation except in cases where the signing and execution thereof shall be expressly delegated by law, by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation. The Chief Executive Officer shall have general powers of supervision and shall be the final arbiter of all differences between officers of the Corporation and his decision as to any matter affecting the Corporation shall be final and binding as between the officers of the Corporation subject only to the Board of Directors.
SECTION 6. THE PRESIDENT. In the absence of the Chief Executive Officer or in the event of his inability or refusal to act, the President shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. At all other times the President shall have the active management of the business of the Corporation under the general supervision of the Chief Executive Officer or the Board of Directors. The President shall have concurrent power with the Chief Executive Officer to sign bonds, mortgages, certificates for shares and other contracts and documents, whether or not under the seal of the Corporation except in cases where the signing and execution thereof shall be expressly delegated by law, by the Board of Directors, or by these Bylaws to some other officer or agent of the Corporation. In general, the President shall perform all duties incident to the office of president and such other duties as the Chief Executive Officer (if the President is not the Chief Executive Officer) or the Board of Directors may from time to time prescribe.
SECTION 7. THE VICE PRESIDENT. In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Executive Vice President and then the other Vice President or Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe.
SECTION 8. THE SECRETARY. The Secretary shall perform such duties and shall have such powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe. The Secretary shall perform such duties and have such powers as are incident to the office of the secretary, including without limitation the duty and power to attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required and to maintain a stock ledger and prepare lists of stockholders and their addresses as required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer, under whose supervision he shall be. The Secretary shall have custody of the corporate records and the corporate seal of the Corporation and the Secretary, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.
SECTION 9. THE ASSISTANT SECRETARY. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Chief Executive Officer, the Board of Directors or the Secretary may from time to time prescribe. In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the chairman of the meeting shall designate a temporary secretary to keep a record of the meeting.
SECTION 10. THE TREASURER. The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned by the Board of Directors or the Chief Executive Officer. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation, the duty and power to have the custody of the corporate funds and securities and to keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, as required by the Board of Directors, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.
SECTION 11. THE ASSISTANT TREASURER. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Chief Executive Officer, the Board of Directors or the Treasurer may from time to time prescribe.
SECTION 12. OTHER OFFICERS, ASSISTANT OFFICERS AND AGENTS. Officers, Assistant Officers and Agents, if any, other than those whose duties are provided for in these

Bylaws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the Board of Directors.
SECTION 13. ABSENCE OF OFFICERS, DELEGATION OF AUTHORITY. In the absence of any officer of the Corporation, or for any other reason the Board of Directors may deem sufficient, the Board of Directors may from time to time delegate the powers or duties, or any of such powers or duties, of any officers or officer to any other officer or to any director.
SECTION 14. COMPENSATION. The Board of Directors shall have the authority to establish reasonable salaries, compensation or reimbursement of all officers for services to the Corporation.
ARTICLE V.
CAPITAL STOCK
SECTION 1. ISSUANCE OF STOCK. Subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the Corporation or the whole or any part of any shares of the authorized capital stock of the Corporation held in the Corporation’s treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board of Directors in such manner, for such lawful consideration and on such terms as the Board of Directors may determine.
SECTION 2. CERTIFICATES OF SHARES; UNCERTIFICATED SHARES.
(a)    The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate, in such form as may be prescribed by law and by the Board of Directors, signed in a manner that complies with Section 158 of the Delaware General Corporation Law, representing the number of shares held by such holder registered in certificate form. Any or all the signatures on the certificate may be a facsimile or pdf.
(b)    Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, these Bylaws, applicable securities laws or any agreement among any number of stockholders or among such holders and the Corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.
(c)    If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of each certificate representing shares of such class or series of stock, provided that in lieu of the foregoing requirements there may be set forth on the face or back of each certificate representing shares of such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests a copy of the full text of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
(d)    Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the General Corporation Law of the State of Delaware or, with respect to Section 151 of the General Corporation Law of the State of Delaware, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
SECTION 3. SIGNATURES OF FORMER OFFICER, TRANSFER AGENT OR REGISTRAR. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person or entity were such officer, transfer agent or registrar at the date of issue.
SECTION 4. TRANSFER OF SHARES. Transfers of shares of the Corporation shall be made only on the books of the Corporation, or by transfer agents designated to transfer shares of the Corporation. Subject to applicable law, shares of stock represented by certificates shall be transferred only on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the Corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Certificate of Incorporation or by these Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws.
SECTION 5. LOST, DESTROYED OR STOLEN CERTIFICATES. Whenever a certificate representing shares of the Corporation has been lost, destroyed or stolen, the holder thereof may file in the office of the Corporation an affidavit setting forth, to the best of his knowledge and belief, the time, place, and circumstance of such loss, destruction or theft together with a statement of indemnity and posting of such bond sufficient in the opinion of the Board of Directors to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate. Thereupon the Board of Directors may cause to be issued to such person or such person’s legal representative a new certificate or a duplicate of the certificate alleged to have been lost, destroyed or stolen. In the exercise of its discretion, the Board of Directors may waive the indemnification and bond requirements provided herein.
SECTION 6. REGULATIONS. The issue, transfer, conversion and registration of shares of stock of the Corporation shall be governed by such other regulations as the Board of Directors may establish.
ARTICLE VI.
RESTRICTIONS ON TRANSFER AND RIGHT OF FIRST REFUSAL.
SECTION 1. TRANSFERS. Subject to Section 3(e) if a holder of any shares of stock of the Corporation (a “Holder”) proposes to, directly or indirectly, sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “Transfer”) any such shares, or any right or interest therein (including, without limitation, the entering into of any swap or other arrangement that Transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock of the Corporation, whether any such transaction described above is to be settled by delivery of common stock of the Corporation or other securities, in cash or otherwise), pursuant to a bona fide offer acceptable to such Holder, then Holder shall first give written notice of the proposed Transfer (the “Transfer Notice”) to the Corporation. The Transfer Notice shall state the name of the proposed transferee, the number of shares Holder proposes to Transfer (the “Offered Shares”), whether the Offered Shares are vested or unvested shares, the price per share and all other material terms and conditions of the Transfer, including any available exemption set forth in Section 4 below from the restrictions set forth in Sections 2 and 3 below and shall include a confirmation from the Holder that the proposed transferee is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).
SECTION 2. CONSENT TO TRANSFER. Following receipt of the Transfer Notice, the prior written consent of the Corporation (upon duly authorized action of its Board of Directors) shall be required (and such consent may be withheld) if such Transfer (a) would be to an individual, company or any other form of entity identified by the Corporation as a potential competitor; (b) increases the risk of the Corporation having a class of equity security (other than an exempted security) held of record by either (i) 2,000 or more persons, provided, however, that such restriction shall only apply after the Corporation has a class of equity security (other than an exempted security) held of record by more than 1,000 persons or (ii) 500 or more persons who are not accredited investors, as described in Section 12(g) of the Securities and Exchange Act of 1934 (the “1934 Act”), and Rule 12g5-1 promulgated thereunder, or otherwise requiring the Corporation to register any class of securities under the 1934 Act; (c) would result in the loss of any federal or state securities law exemption relied upon by the Corporation in connection with the initial issuance of such shares or the issuance of any other securities; (d) is facilitated in any manner by any public posting, message board, trading portal, internet site or similar method of communication, including without limitation any trading portal or internet site intended to facilitate secondary transfers of securities; (e) is to be effected in a brokered transaction; (f) represents a Transfer of less than all of the shares then held by the stockholder and its affiliates or is to be made to more than a single transferee or (g) is determined by the Corporation’s Board of Directors to require such consent for any legitimate corporate purpose. The provisions of subsections (f) and (g) of this Section 2 shall not apply to any Transfer of Preferred Stock of the Corporation or the shares of Common Stock issued upon conversion thereof. The Corporation shall notify Holder within 30 days of receipt of the Transfer Notice indicating whether the proposed transfer requires such consent and if so, whether such consent has been provided (a “Transfer Approval”) or withheld (a “Transfer Denial” and together with “Transfer Approval”, the “Transfer Determination”). For purposes of clarity, a Holder shall not be entitled to transfer any shares if such proposed Transfer results in a Transfer Denial.
SECTION 3. RIGHT OF FIRST REFUSAL.
(a)    Subject to the exceptions set forth in Section 3(e) below, for 30 days following a Transfer Determination that results in a Transfer Approval, the Corporation or its assigns shall have the option to purchase all or part of the Offered Shares at the price and upon the terms set forth in the Transfer Notice (the “Right of First Refusal”). In the event the Corporation or its assigns, as applicable, elects to purchase all or part of the Offered Shares, it shall give written notice of such election to the Holder within such 30 day period. Within 10 days after Holder’s receipt of such notice, Holder shall tender to the Corporation at its principal offices the certificate or certificates representing the Offered Shares to be purchased by the Corporation, duly endorsed in blank by Holder or with duly endorsed stock powers attached thereto, all in a form suitable for Transfer of the Offered Shares to the Corporation. Promptly following receipt of such certificate or certificates, the Corporation or its assigns, as applicable, shall deliver or mail to Holder a check in payment of the purchase price for such Offered Shares; provided that if the terms of payment set forth in the Transfer Notice were other than cash against delivery, the Corporation or its assigns, as applicable, may pay for the Offered Shares on the same terms and conditions as were set forth in the Transfer Notice.
(b)    If the Corporation or its assigns, as applicable, does not elect to acquire any of the Offered Shares, Holder may, within the 30-day period following the expiration of the option granted to the Corporation under Section 3(a) above, Transfer the Offered Shares that the Corporation has not elected to acquire to the proposed transferee, provided that such Transfer shall not be on terms and conditions more favorable to the transferee than those contained in the Transfer Notice, such Transfer shall be only to a prospective transferee that is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act and such Transfer shall comply with the Securities Act. Notwithstanding any of the above, all Offered Shares transferred pursuant to this Section 3 shall remain subject to these Bylaws and any equity grant agreement such Offered Shares were subject to and such transferee shall, as a condition to such Transfer, deliver to the Corporation a written instrument confirming that such transferee shall be bound by all of the terms and conditions of these Bylaws and any applicable equity grant agreement.
(c)    After the time at which the Offered Shares are required to be delivered to the Corporation for Transfer to the Corporation pursuant to subsection 3(a) above, the Corporation shall not pay any dividend to Holder on account of such Offered Shares or permit Holder to exercise any of the privileges or rights of a stockholder with respect to such Offered

Shares, but shall, insofar as permitted by law, treat the Corporation as the owner of such Offered Shares.
(d)    The Corporation may assign its Right of First Refusal in any particular transaction under this Section 3 to one or more persons or entities.
(e)    The provisions of this Section 3 shall not apply to any Transfer of Preferred Stock of the Corporation or the shares of Common Stock issued upon conversion thereof.
SECTION 4. EXCEPTIONS.
(a)    The provisions of this Article VI may be waived with respect to any Transfer upon duly authorized action of its Board of Directors.
(b)    The following transactions shall be exempt from the restrictions set forth in Article VI, Section 3:
(A)    any Transfer to or for the benefit of (i) any spouse, children, parents, uncles, aunts, siblings or grandchildren of the Holder or any other relatives of the Holder that have been approved by the Board of Directors (collectively, “Approved Relatives”), (ii) a trust established solely for the benefit of the Holder and/or Approved Relatives or (iii) where the Holder is a trust, (x) a trust established solely for the benefit of one or more beneficiaries of the Holder trust and/or Approved Relatives of any such beneficiaries or (y) one or more beneficiaries of the Holder trust and/or Approved Relatives of any such beneficiaries;
(B)    any Transfer made as part of the sale of all or substantially all of the shares of capital stock of the Corporation (including pursuant to a merger or consolidation);
(C)    any Transfer pursuant to an effective registration statement filed by the Corporation under the Securities Act;
(D)    a stockholder’s bona fide pledge or mortgage of any Common Stock with a commercial lending institution;
(E)    a corporate stockholder’s Transfer of any or all of its shares pursuant to and in accordance with the terms of any merger, consolidation, reclassification of common stock or capital reorganization of the corporate stockholder, or pursuant to a sale of all or substantially all of the stock or assets of a corporate stockholder;
(F)    a corporate stockholder’s Transfer of any or all of its shares to any or all of its stockholders; and
(G)    a Transfer of any or all of the shares held by a stockholder which is a limited or general partnership to any or all of its partners.

(c)    In the case of a Transfer pursuant to Sections 4(b)(A) and (D)-(G) above, such shares shall remain subject to these Bylaws and any existing equity grant agreement and such transferee shall, as a condition to such Transfer, deliver to the Corporation a written instrument confirming that such transferee shall be bound by all of the terms and conditions of these Bylaws and any applicable equity grant agreement and there shall be no further Transfer of such shares except in accordance with these Bylaws.
SECTION 5. TERMINATION. The provisions of Article VI shall terminate upon the closing of the sale of shares of common stock in an underwritten public offering pursuant to an effective registration statement filed by the Corporation under the Securities Act.
SECTION 6. VOID TRANSFERS. The Corporation shall not be required (a) to Transfer on its books any shares which shall have been sold or otherwise transferred in violation of any of the provisions of this Article VI or (b) to treat as owner of such shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom any such shares shall have been so sold or transferred.
SECTION 7. LEGENDS. The books and records of the Corporation and any certificates representing shares of stock of the Corporation shall contain or bear the following legend so long as the foregoing Transfer restrictions are in effect:
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO (i) TRANSFER RESTRICTIONS AND (ii) A RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE CORPORATION AND/OR ITS ASSIGNEE(S), EACH AS PROVIDED IN THE BYLAWS OF THE CORPORATION.
SECTION 8. CONFLICTS. To the extent the Corporation has entered into any written agreement with the stockholder attempting to Transfer shares that contains terms restricting such Transfer and grants the Corporation a right of first refusal with respect thereto (“Separate ROFR Terms”), then such Separate ROFR Terms shall supersede this Article VI and shall control such stockholder’s proposed Transfer of shares.
ARTICLE VII.
INDEMNIFICATION
SECTION 1. RIGHT TO INDEMNIFICATION OF DIRECTORS AND OFFICERS. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnified Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such

Indemnified Person in such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of this Article VII, the Corporation shall be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) commenced by such Indemnified Person only if the commencement of such Proceeding (or part thereof) by the Indemnified Person was authorized in advance by the Board of Directors.
SECTION 2. PREPAYMENT OF EXPENSES OF DIRECTORS AND OFFICERS. The Corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnified Person to repay all amounts advanced if it should be ultimately determined that the Indemnified Person is not entitled to be indemnified under this Article VII or otherwise.
SECTION 3. CLAIMS   BY   DIRECTORS   AND   OFFICERS.   If   a   claim   for indemnification or advancement of expenses under this Article VII is not paid in full within 30 days after a written claim therefor by the Indemnified Person has been received by the Corporation, the Indemnified Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Indemnified Person is not entitled to the requested indemnification or advancement of expenses under applicable law.
SECTION 4. INDEMNIFICATION   OF   EMPLOYEES   AND   AGENTS.   The Corporation may indemnify and advance expenses to any person who was or is made or is threatened to be made or is otherwise involved in any Proceeding by reason of the fact that such person, or a person for whom such person is the legal representative, is or was an employee or agent of the Corporation or, while an employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person in connection with such Proceeding. The ultimate determination of entitlement to indemnification of persons who are non-director or officer employees or agents shall be made in such manner as is determined by the Board of Directors in its sole discretion. Notwithstanding the foregoing sentence, the Corporation shall not be required to indemnify a person in connection with a Proceeding initiated by such person if the Proceeding was not authorized in advance by the Board of Directors.
SECTION 5. ADVANCEMENT OF EXPENSES OF EMPLOYEES AND AGENTS. The Corporation may pay the expenses (including attorneys’ fees) incurred by an employee or agent in defending any Proceeding in advance of its final disposition on such terms and conditions as may be determined by the Board of Directors.
SECTION 6. NON-EXCLUSIVITY OF RIGHTS. The rights conferred on any person by this Article VII shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these bylaws, agreement, vote of stockholders or disinterested directors or otherwise.
SECTION 7. OTHER INDEMNIFICATION. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer or employee of another corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise.
SECTION 8. INSURANCE. The Board of Directors may, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the Corporation’s expense insurance: (a) to indemnify the Corporation for any obligation which it incurs as a result of the indemnification of directors, officers and employees under the provisions of this Article VII; and (b) to indemnify or insure directors, officers and employees against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Article VII.
SECTION 9. AMENDMENT OR REPEAL. Any repeal or modification of the foregoing provisions of this Article VII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification. The rights provided hereunder shall inure to the benefit of any Indemnified Person and such person’s heirs, executors and administrators.
ARTICLE VIII.
DIVIDENDS
SECTION 1. DECLARATIONS OF DIVIDENDS. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.
SECTION 2. SPECIAL PURPOSES RESERVES. The Board of Directors may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.
ARTICLE IX.
NOTICE BY ELECTRONIC TRANSMISSION
SECTION 1. NOTICE BY ELECTRONIC TRANSMISSION. Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the Delaware General Corporation Law, the Certificate of Incorporation or these Bylaws, any notice to stockholders given by the Corporation under any provision of the Delaware General Corporation Law, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if:
(a)    the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent; and
(b)    such inability becomes known to the secretary or an assistant secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice.
However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.
Any notice given pursuant to the preceding paragraph shall be deemed given:
(c)    if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;
(d)    if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice;
(e)    if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and
(f)    if by any other form of electronic transmission, when directed to the stockholder.
An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.
SECTION 2. DEFINITION OF ELECTRONIC TRANSMISSION. An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.
SECTION 3. INAPPLICABILITY. Notice by a form of electronic transmission shall not apply to Sections 164, 296, 311, 312 or 324 of the Delaware General Corporation Law.
ARTICLE X.
GENERAL PROVISIONS
SECTION 1. FISCAL YEAR. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

SECTION 2. SEAL. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware” or such other form as shall be approved by the Board of Directors. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
SECTION 3. WRITTEN WAIVER OF NOTICE. A written waiver of any notice required to be given by law, the Certificate of Incorporation or by these Bylaws, signed by or electronically transmitted by the person entitled to notice, whether before, at or after the time of the event for which notice is to be given, shall be deemed equivalent to notice required to be given to such person. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.
SECTION 4. ATTENDANCE AS WAIVER OF NOTICE. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, and objects, to the transaction of any business because the meeting is not lawfully called or convened.
SECTION 5. WAIVER OF SECTION 1501. To the fullest extent provided by the law, the Corporation shall not be required to cause annual reports to be delivered to its stockholders under Section 1501 of the California General Corporation Law.
SECTION 6. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.
SECTION 7. LOANS. No loans for borrowed money contracted on behalf of the Corporation resulting in evidences of indebtedness shall be issued in the name of the Corporation unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.
SECTION 8. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by one or more officers or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.
SECTION 9. DEPOSITS. The funds of the Corporation may be deposited or invested in such bank account, in such investments or with such other depositaries as determined by the Board of Directors.
SECTION 10. ANNUAL STATEMENT. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

SECTION 11. VOTING OF SECURITIES. Except as the Board of Directors may otherwise designate, the Chief Executive Officer, the President or the Treasurer may waive notice of, vote, or appoint any person or persons to vote, on behalf of the Corporation at, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for this Corporation (with or without power of substitution) at, any meeting of stockholders or securityholders of any other entity, the securities of which may be held by this Corporation.
SECTION 12. EVIDENCE OF AUTHORITY. A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the Corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.
SECTION 13. CERTIFICATE OF INCORPORATION. All references in these Bylaws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the Corporation, as amended and in effect from time to time.
SECTION 14. SEVERABILITY. Any determination that any provision of these Bylaws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these Bylaws.
SECTION 15. PRONOUNS. All pronouns used in these Bylaws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.
ARTICLE XI.
AMENDMENTS
SECTION 1. BY THE BOARD OF DIRECTORS. These Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation.
SECTION 2. BY THE STOCKHOLDERS. These Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted, by the affirmative vote of the holders of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote at any annual meeting of stockholders, or at any special meeting of stockholders, provided notice of such alteration, amendment, repeal or adoption of new Bylaws shall have been stated in the notice of such special meeting. If the power to adopt, amend or repeal Bylaws is conferred upon the Board of Directors by the Certificate of Incorporation it shall not divest or limit the power of the stockholders to adopt, amend or repeal Bylaws.
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